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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-190819, No. 333-189691, No. 333-185486 and 333-178766) of Anacor Pharmaceuticals, Inc. and in the related Prospectuses and in the Registration Statements (Form S-8 No. 333-196524, No. 333-187347, No. 333-180146, 333-174545 and 333-171264) pertaining to the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, the 2010 Equity Incentive Plan, and the 2001 Equity Incentive Plan, the 2010 Equity Incentive Plan and the 2010 Employee Stock Purchase Plan, respectively, of Anacor Pharmaceuticals, Inc. of our reports dated March 16, 2015, with respect to the consolidated financial statements of Anacor Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Anacor Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Redwood City, California
March 16, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm